Exhibit 99.1

Tower Group Reports Fourth Quarter and Full Year 2012 Results

NEW YORK--(BUSINESS WIRE)--February 25, 2013--Tower Group, Inc. (NASDAQ: TWGP) today reported fourth quarter 2012 net loss attributable to common shareholders of $52.1 million or ($1.36) per share, compared to fourth quarter 2011 net income attributable to common shareholders of $25.3 million or $0.64 per diluted share. For the full year 2012, net loss attributable to common shareholders was $28.2 million or ($0.73) per share, compared to full year 2011 net income of $60.5 million or $1.48 per diluted share.

The operating loss (1) in the fourth quarter of 2012 was $54.9 million or ($1.43) per share, compared to operating income of $23.5 million or $0.59 per diluted share in the fourth quarter of 2011. For the full year 2012, the operating loss was $27.9 million or ($0.72) per share, compared to full year 2011 operating income of $56.3 million or $1.38 per diluted share.

As previously disclosed, Tower’s results in the fourth quarter and full year 2012 included losses from Superstorm Sandy, to which Tower had exposure through its direct insurance operations, its assumed reinsurance business, and certain of its alternative investments. In aggregate, Tower’s after-tax net losses in the fourth quarter and full year 2012 from Superstorm Sandy were $80.1 million, or ($2.09) per diluted share. This excludes $7.2 million in after-tax net losses from the reciprocal exchanges, which are not included in net income attributable to common shareholders. Through February 24, 2013, Tower has closed 93.7% of the 30,511 claims that its stock companies and reciprocal exchanges received as a result of Superstorm Sandy. Tower received 99.0% of these claims prior to February 1, 2013. To date, Tower has paid $164.0 million, before reinsurance collections, to personal lines and commercial policyholders affected by Superstorm Sandy.

Full Year 2012 Highlights:

  Net premiums earned increased 8.0% to $1.72 billion from $1.59 billion in 2011.
  Gross premiums written and managed increased 8.8% to $1.97 billion from $1.81 billion in 2011.
  Consolidated net combined ratio was 109.2%, compared with 100.3% in 2011.
  Consolidated net combined ratio excluding the impact of catastrophes and reserve development(2) was 97.4%, compared with 96.6% in 2011.
  Net investment income was $127.2 million, compared with $126.5 million in 2011.
  Book value per share(3) was $25.54 at December 31, 2012, compared with $26.36 at December 31, 2011. Tower Group, Inc. stockholders’ equity was $980.8 million at December 31, 2012, compared with $1.03 billion at December 31, 2011.
  Operating return on average equity (ROE) excluding the impact of catastrophes and reserve development(2) was 10.1% in 2012 compared to 11.0% in 2011.
  Tower paid cash dividends of 75 cents per share in 2012.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “2012 was disappointing for Tower from a financial perspective as the impact of Superstorm Sandy in the fourth quarter and the reserve charge we took in the second quarter combined to yield our first annual operating loss since we went public in 2004. Excluding the losses from Superstorm Sandy and reserve development, our ROE for 2012 was within our 10 to 12% near term target. While Tower’s financial results were disappointing, we made substantial progress in 2012 on various important strategic initiatives. Tower’s organic growth initiative continued to drive premium growth by expanding our product offerings, improving existing business units and creating new business units.

“Tower is also progressing well with our proposed merger transaction with the Bermuda reinsurance business of Canopius. We received all the necessary regulatory approvals and anticipate that we will be able to complete this transaction by the end of the first quarter of 2013 subject to shareholder approval. This merger will create a new global holding company that will provide us with access to the world’s three key insurance markets – the U.S., Bermuda and London. The new holding company in Bermuda will give us an efficient business platform to continue expanding our assumed reinsurance and specialty business in the future. Finally, we saw positive pricing trends across all of our product lines last year, and we expect these conditions to continue during 2013. As a result of our progress in advancing our long-term strategy, including the Canopius transaction, as well as the positive signs we are observing in the marketplace, we believe we are on track to return to profitability in 2013.”

Superstorm Sandy Impact

On October 29, 2012, Superstorm Sandy made landfall in New Jersey and caused significant property damages, with total property-casualty insurance industry losses estimated at $25 billion. Tower’s pre-tax net loss from Superstorm Sandy was $123.2 million, including $101.0 million in net losses incurred in Tower’s direct and reinsurance businesses, $18.0 million in reinstatement premiums and $4.2 million in losses from Tower’s investment in Canopius, but excluding $11.2 million in pre-tax losses and reinstatement premiums from the reciprocal exchanges. Tower’s after-tax net losses were $80.1 million, including $77.4 million in net losses incurred and reinstatement premiums in Tower’s direct and reinsurance businesses and $2.7 million in losses from Tower’s investment in Canopius, but excluding $7.2 million in after-tax losses and reinstatement premiums from the reciprocal exchanges.

On February 21, 2013, the NY Department of Financial Services (DFS) announced that it was investigating certain insurers, including one of Tower’s insurance company subsidiaries, for unacceptable claims practices in New York related to Superstorm Sandy. In connection with such investigation, the DFS issued an Insurance Law Section 308 letter to Tower, which is a request for information to which insurers are legally required to respond. Tower is cooperating with the DFS and believes that any allegations in this matter do not constitute a pattern or practice of Tower and will not have a material adverse effect on Tower’s financial condition or results of operations.

Fourth Quarter 2012 Highlights (all figures compare fourth quarter 2012 results to the results for the same period in 2011 except as noted):

Gross premiums written and managed increased 10.8% to $481.2 million in the fourth quarter. Excluding programs, policies in-force increased by 1.1% as of December 31, 2012, compared to December 31, 2011. For the fourth quarter of 2012, premiums on renewed Commercial Insurance business excluding programs increased 5.3% and premiums on renewed Personal Insurance business increased 5.6%, resulting in an overall premium increase on renewal business of 5.4%. In the fourth quarter of 2012, our Commercial Insurance business renewal retention rate excluding programs was 83.7% and our Personal Insurance business renewal retention rate was 73.5%, resulting in an overall retention rate of 77.8%.

Total revenues increased 4.4% to $475.0 million in the fourth quarter of 2012. Net premiums earned in the fourth quarter of 2012 were $410.5 million, which were reduced by $18.0 million in catastrophe reinsurance reinstatement premiums.

Net investment income was $30.1 million compared to $32.1 million. The tax equivalent book yield on our investment portfolio, excluding the reciprocal exchanges, was 4.5% at December 31, 2012 compared to 4.7% at December 31, 2011. Net realized investment gains were $21.0 million compared to gains of $4.1 million. Total commission and fee income was $13.5 million compared to $11.7 million.

The net combined ratio was 131.8%, compared with 98.4%. The net combined ratio excluding the impact of catastrophes and reserve development was 100.5%, compared with 99.0% in the fourth quarter of 2011.

The net loss ratio was 92.7% compared to 64.9%. The loss ratio in the fourth quarter of 2012 included 29.9 points from Superstorm Sandy. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 91.8%, including 30.0 points from Superstorm Sandy, compared to 65.0%.)

Our net expense ratio was 39.1%, including 1.8 points related to reinstatement premiums from Superstorm Sandy, compared to 33.5%. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 38.5%, including 1.8 points related to reinstatement premiums from Superstorm Sandy, compared to 32.5%.) Excluding the impact of reinstatement premiums, the increase in the net expense ratio in the fourth quarter of 2012 is primarily due to the increase in our assumed reinsurance business which has a higher commission ratio than other lines of business and from an increase in operating expenses as a result of ongoing efforts to build-out the information technology infrastructure to support policy administration and claims processing needs. Acquisition-related transaction costs for the three months and year ended December 31, 2012 were $4.6 million and $9.2 million, respectively, primarily due to expenses associated with our proposed merger with the Bermuda reinsurance businesses of Canopius. These costs were negligible for the same periods in 2011.

Excluding the reciprocal exchanges, Tower’s effective tax rate was 40.0% in the fourth quarter of 2012 compared to 23.5% in the fourth quarter of 2011. As we recorded a net loss in 2012, tax preference items increase the effective tax rate, while in 2011 such items reduced the effective tax rate.

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on January 30, 2013, of 18.75 cents per share payable on February 28, 2013, to stockholders of record as of February 14, 2013.

Shareholder Vote

On February 6, 2013, Tower mailed a description of its proposed merger agreement with the Bermuda businesses of Canopius Group Ltd. Tower will have a shareholder meeting and a vote on the proposed merger agreement on March 12, 2013.

Guidance

Tower Group expects to report 2013 operating earnings per share in a range of $2.75 to $2.95 including the effect of the proposed merger transaction. This amount is reduced from previous guidance as Tower expects its merger transaction to close in the first quarter 2013, rather than at year end 2012, and as Tower has entered into a quota share reinsurance agreement effective in January 2013 to further protect its homeowners business from catastrophe volatility.

Conference Call

Tower will host a conference call and webcast to discuss these results on February 26, 2013 at 9:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and subsequent filings on Form 10-Q/A, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Notes on Non-GAAP Financial Measures

Tower uses non-GAAP financial measures in this press release to assist investors in analyzing the company's operating performance for the periods presented herein. Because Tower's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Tower’s non-GAAP financial measures to those of other companies. Definitions and calculations of other financial measures used in this press release can be found in the footnotes below.

(1) Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Net income (loss) attributable to Tower Group, Inc. is the most directly comparable GAAP measure. Operating return on equity is annualized operating income (loss) divided by average common equity, and operating return on equity excluding the impact of catastrophes and reserve development is calculated by eliminating the impact of catastrophes and reserve development on operating income (loss). See footnote 2 for additional discussion of the exclusion of catastrophes and reserve development. A reconciliation of net income (loss) attributable to Tower Group, Inc. to operating income (loss) and return on average equity to operating return on average equity is provided in an accompanying table.

(2) Combined ratio excluding the impact of catastrophes and reserve development is the sum of the loss and loss adjustment expense ratio and the expense ratio excluding the impact of catastrophes and reserve development. We believe this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. A reconciliation of combined ratio to combined ratio excluding the impact of catastrophes and reserve development is provided in an accompanying table.

(3) Book value per share is calculated as Tower Group, Inc. stockholders’ equity divided by the number of shares outstanding. We believe that book value per share is an important measure of our ability to grow shareholder value. The computation of book value per share is provided in an accompanying table.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries.

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail, wholesale and program underwriting agents on both an admitted and non-admitted basis. This segment also includes assumed reinsurance.

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents.

Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

For more information, visit Tower's website at http://www.twrgrp.com/

Financial Summary ($ in thousands, except per share data):

	Three Months Ended December 31,
	2012				2011
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$366,755	$36,223	$-	$402,978	$342,084	$38,788	$-	$380,872
Revenues
Net premiums earned	$373,511	$37,007	$-	$410,518	$362,488	$44,590	$-	$407,078
Ceding commission revenue	4,814	5,064	(489)	9,389	6,296	1,869	-	8,165
Insurance services revenue	8,209	-	(7,453)	756	7,888	-	(7,260)	628
Policy billing fees	3,048	300	-	3,348	2,727	140	-	2,867
Net investment income	29,460	2,906	(2,314)	30,052	30,334	3,183	(1,455)	32,062
Total net realized investment gains
(losses)	11,137	9,847	-	20,984	2,735	1,386	-	4,121
Total revenues	430,179	55,124	(10,256)	475,047	412,468	51,168	(8,715)	454,921
Expenses
Loss and loss adjustment expenses	342,769	37,727	-	380,496	235,750	28,440	-	264,190
Direct and ceding
commission expense	87,036	10,065	(489)	96,612	69,247	8,314	-	77,561
Other operating expenses	71,684	11,839	(7,453)	76,070	65,068	12,473	(7,260)	70,282
Acquisition-related transaction costs	4,568	-	-	4,568	(77)	-	-	(77)
Interest expense	8,531	1,676	(2,314)	7,893	9,408	1,455	(1,455)	9,408
Total expenses	514,588	61,307	(10,256)	565,639	379,396	50,682	(8,715)	421,364
Other income (expense)	(84,409)	(6,183)	-	(90,592)	33,072	486	-	33,557
Equity in income (loss) of unconsolidated affiliate	(2,534)	-	-	(2,534)	-	-	-	-
Income (loss) before income taxes	(86,943)	(6,183)	-	(93,126)	33,071	486	-	33,557
Income tax expense (benefit)	(34,804)	(1,236)	-	(36,040)	7,785	(162)	-	7,623
Net income (loss)	$(52,139)	$(4,947)	$-	$(57,086)	$25,286	$648	$-	$25,934

Ratios
Net calendar year loss and LAE	91.8%	101.9%		92.7%	65.0%	63.8%		64.9%
Net underwriting expenses	38.5%	44.7%		39.1%	32.5%	42.1%		33.5%
Net Combined	130.3%	146.6%		131.8%	97.5%	105.9%		98.4%

Return on Average Equity	-20.3%				9.7%

Financial Summary ($ in thousands, except per share data):

	Year Ended December 31,
	December 31, 2012				December 31, 2011
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$1,578,614	$160,767	$-	$1,739,381	$1,469,152	$169,437	$-	$1,638,589
Revenues
Net premiums earned	$1,557,882	$163,660	$-	$1,721,542	$1,406,689	$187,161	$-	$1,593,850
Ceding commission revenue	18,737	14,564	(966)	32,335	27,194	6,774	-	33,968
Insurance services revenue	33,570	-	(30,150)	3,420	30,873	-	(29,303)	1,570
Policy billing fees	11,901	714	-	12,615	9,961	573	-	10,534
Net investment income	121,908	12,574	(7,317)	127,165	120,083	12,846	(6,455)	126,474
Total net realized investment gains
(losses)	12,245	13,231	-	25,476	6,980	2,414	-	9,394
Total revenues	1,756,243	204,743	(38,433)	1,922,553	1,601,780	209,768	(35,758)	1,775,790
Expenses
Loss and loss adjustment expenses	1,144,642	109,218	-	1,253,860	950,830	104,419	-	1,055,249
Direct and ceding
commission expense	326,309	34,367	(966)	359,710	277,285	32,541	-	309,826
Other operating expenses	292,898	53,897	(30,150)	316,645	257,573	52,177	(29,303)	280,447
Acquisition-related transaction costs	9,229	-	-	9,229	360	-	-	360
Interest expense	33,268	6,679	(7,317)	32,630	34,290	6,455	(6,455)	34,290
Total expenses	1,806,346	204,161	(38,433)	1,972,074	1,520,338	195,592	(35,758)	1,680,172
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	(2,534)	-	-	(2,534)	-	-	-	-
Income before income taxes	(52,637)	582	-	(52,055)	81,441	14,177	-	95,618
Income tax expense (benefit)	(24,483)	(2,237)	-	(26,720)	20,960	3,182	-	24,142
Net income	$(28,154)	$2,819	$-	$(25,335)	$60,481	$10,995	$-	$71,476

Ratios
Net calendar year loss and LAE	73.5%	66.7%		72.8%	67.6%	55.8%		66.2%
Net underwriting expenses	35.5%	44.6%		36.4%	33.2%	41.3%		34.1%
Net Combined	109.0%	111.3%		109.2%	100.8%	97.1%		100.3%

Return on Average Equity	-2.7%				5.8%

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31
	2012	2011	Change(%)	2012	2011	Change(%)
Key Measures
Premiums written
Gross premiums written	$481,241	$434,261	10.8%	$1,971,072	$1,810,923	8.8%
Less: ceded premiums written	(78,263)	(53,388)	46.6%	(231,691)	(172,333)	34.4%
Net premiums written	$402,978	$380,873	5.8%	$1,739,381	$1,638,590	6.2%

Revenues
Net premiums earned	410,518	407,078	5.8%	1,721,542	1,593,850	6.2%
Ceding commission revenue	9,389	8,165	15.0%	32,335	33,968	-4.8%
Policy billing fees	3,348	2,867	16.8%	12,615	10,534	19.8%
Total revenues	423,255	418,110	1.2%	1,766,492	1,638,352	7.8%
Expenses
Net loss and loss adjustment expenses	380,496	264,191	44.0%	1,253,860	1,055,249	18.8%
Underwriting expenses
Direct commission expense	96,612	77,562	24.6%	359,710	309,826	16.1%
Other underwriting expenses	76,622	69,946	10.8%	311,498	278,900	11.9%
Total underwriting expenses	173,234	147,508	17.4%	671,208	588,726	14.0%
Underwriting profit	$(130,475)	$6,411	NM	$(158,576)	$(5,623)	NM

Underwriting Ratios
Net loss ratio	92.7%	64.9%		72.8%	66.2%
Net expense ratio	39.1%	33.5%		36.4%	34.1%
Net combined ratio	131.8%	98.4%		109.2%	100.3%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Key Measures
Premiums written
Gross premiums written	$309,168	$279,686	$1,327,906	$1,225,305
Less: ceded premiums written	(33,890)	(24,237)	(102,282)	(73,006)
Net premiums written	$275,278	$255,449	$1,225,624	$1,152,299

Revenues
Net premiums earned	292,212	282,295	1,224,303	1,087,911
Ceding commission revenue	1,352	4,603	7,702	14,786
Policy billing fees	1,206	1,272	5,467	4,345
Total revenues	294,770	288,170	1,237,472	1,107,042
Expenses
Net loss and loss adjustment expenses	240,084	183,847	902,784	736,474
Underwriting expenses
Direct commission expenses	64,669	52,084	248,480	208,676
Other underwriting expenses	44,540	39,511	184,180	153,214
Total underwriting expenses	109,209	91,595	432,660	361,890
Underwriting profit	$(54,523)	$12,728	$(97,972)	$8,678

Underwriting Ratios
Net loss ratio	82.2%	65.1%	73.7%	67.7%
Net expense ratio	36.5%	30.4%	34.3%	31.5%
Net combined ratio	118.7%	95.5%	108.0%	99.2%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended December 31,
	2012			2011
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$126,018	$46,055	$172,073	$102,712	$51,863	$154,575
Less: ceded premiums written	(30,760)	(13,613)	(44,373)	(16,076)	(13,075)	(29,151)
Net premiums written	$95,258	$32,442	$127,700	$86,636	$38,788	$125,424

Revenues
Net premiums earned	81,299	37,007	118,306	80,192	44,591	124,783
Ceding commission revenue	2,973	5,064	8,037	1,693	1,869	3,562
Policy billing fees	1,842	300	2,142	1,455	140	1,595
Total revenues	86,114	42,371	128,485	83,340	46,600	129,940
Expenses
Net loss and loss adjustment expenses	102,685	37,727	140,412	51,902	28,441	80,343
Underwriting expenses
Direct commission expense	21,878	10,065	31,943	17,164	8,314	25,478
Other underwriting expenses	20,242	11,840	32,082	17,970	12,465	30,435
Total underwriting expenses	42,120	21,905	64,025	35,134	20,779	55,913
Underwriting profit	$(58,691)	$(17,261)	$(75,952)	$(3,696)	$(2,620)	$(6,316)

Underwriting Ratios
Net loss ratio	126.3%	101.9%	118.7%	64.7%	63.8%	64.4%
Net expense ratio	45.9%	44.7%	45.5%	39.9%	42.1%	40.7%
Net combined ratio	172.2%	146.6%	164.2%	104.6%	105.9%	105.1%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Year Ended December 31,
	2012			2011
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$439,622	$203,544	$643,166	$376,309	$209,309	$585,618
Less: ceded premiums written	(82,851)	(46,558)	(129,409)	(59,455)	(39,872)	(99,327)
Net premiums written	$356,771	$156,986	$513,757	$316,854	$169,437	$486,291

Revenues
Net premiums earned	333,579	163,660	497,239	318,777	187,162	505,939
Ceding commission revenue	10,069	14,564	24,633	12,408	6,774	19,182
Policy billing fees	6,434	714	7,148	5,616	573	6,189
Total revenues	350,082	178,938	529,020	336,801	194,509	531,310
Expenses
Net loss and loss adjustment expenses	241,858	109,218	351,076	214,355	104,420	318,775
Underwriting expenses
Direct commission expense	76,863	34,367	111,230	68,609	32,541	101,150
Other underwriting expenses	73,421	53,897	127,318	73,518	52,168	125,686
Total underwriting expenses	150,284	88,264	238,548	142,127	84,709	226,836
Underwriting profit	$(42,060)	$(18,544)	$(60,604)	$(19,681)	$5,380	$(14,301)

Underwriting Ratios
Net loss ratio	72.5%	66.7%	70.6%	67.2%	55.8%	63.0%
Net expense ratio	40.1%	44.6%	41.6%	38.9%	41.4%	39.8%
Net combined ratio	112.6%	111.3%	112.2%	106.1%	97.2%	102.8%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Management fee income	$7,453	$7,260	$30,150	$29,303
Other revenue	756	628	3,420	1,570
Total revenue	8,209	7,888	33,570	30,873
Expenses
Other expenses	4,575	4,327	23,695	19,331
Total expenses	4,575	4,327	23,695	19,331
Insurance services pre-tax income	$3,634	$3,561	$9,875	$11,542

Tower Group, Inc.
Consolidated Balance Sheets

	December 31,
($ in thousands, except par value and share amounts)	2012	2011
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,926,236 and $2,046,932)	$2,065,148	$2,153,620
Equity securities (cost of $144,204 and $91,069)	140,695	87,479
Short-term investments (cost of $4,749 and $0)	4,750	-
Other invested assets	57,786	44,347
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $263,950 and $288,180)	280,563	300,054
Equity securities (cost of $5,144 and $1,965)	5,563	1,866
Total investments	2,554,505	2,587,366
Cash and cash equivalents (includes $9,782 and $666 relating to Reciprocal Exchanges)	100,293	114,098
Investment income receivable (includes $2,610 and $2,978 relating to Reciprocal Exchanges)	25,332	26,782
Investment in unconsolidated affiliate	70,830	-
Premiums receivable (includes $44,285 and $44,171 relating to Reciprocal Exchanges)	422,112	426,432
Reinsurance recoverable on paid losses (includes $682 and $5,670 relating to Reciprocal Exchanges)	17,609	23,903
Reinsurance recoverable on unpaid losses (includes $52,389 and $11,253 relating to Reciprocal Exchanges)	496,192	319,664
Prepaid reinsurance premiums (includes $17,803 and $14,685 relating to Reciprocal Exchanges)	63,923	54,037
Deferred acquisition costs, net (includes $11,364 and $11,866 relating to Reciprocal Exchanges)	180,941	168,858
Intangible assets (includes $6,854 and $4,839 relating to Reciprocal Exchanges)	106,768	114,920
Goodwill	241,458	241,458
Funds held by reinsured companies	137,545	69,755
Other assets (includes $2,042 and $2,685 relating to Reciprocal Exchanges)	325,265	306,295
Total assets	$4,742,773	$4,453,568
Liabilities
Loss and loss adjustment expenses (includes $135,791 and $136,274 relating to Reciprocal Exchanges)	$1,895,073	$1,632,113
Unearned premium (includes $103,216 and $102,991 relating to Reciprocal Exchanges)	920,859	893,176
Reinsurance balances payable (includes $6,979 and $3,466 relating to Reciprocal Exchanges)	40,569	20,794
Funds held under reinsurance agreements (includes $500 and $0 relating to Reciprocal Exchanges)	98,581	96,726
Other liabilities (includes $21,054 and $10,035 relating to Reciprocal Exchanges)	285,998	289,394
Deferred income taxes (includes $19,818 and $18,906 relating to Reciprocal Exchanges)	36,464	33,285
Debt	449,731	426,901
Total liabilities	3,727,275	3,392,389
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,820,959 and
46,448,341 shares issued, and 38,405,837 and 39,221,102 shares outstanding)	469	465
Treasury stock (8,415,122 and 7,227,239 shares)	(181,435)	(158,185)
Paid-in-capital	780,097	772,938
Accumulated other comprehensive income	83,406	63,053
Retained earnings	298,299	355,528
Tower Group, Inc. stockholders' equity	980,836	1,033,799
Noncontrolling interests	34,662	27,380
Total stockholders' equity	1,015,498	1,061,179
Total liabilities and stockholders' equity	$4,742,773	$4,453,568

Tower Group, Inc.
Consolidated Statements of Operations
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenues
Net premiums earned	$410,518	$407,078	$1,721,542	$1,593,850
Ceding commission revenue	9,389	8,165	32,335	33,968
Insurance services revenue	756	628	3,420	1,570
Policy billing fees	3,348	2,867	12,615	10,534
Net investment income	30,052	32,062	127,165	126,474
Net realized investment gains (losses):
Other-than-temporary impairments	(2,946)	(176)	(9,919)	(3,509)
Portion of loss recognized in other comprehensive income	-	84	286	264
Other net realized investment gains	23,930	4,213	35,109	12,639
Total net realized investment gains (losses)	20,984	4,121	25,476	9,394
Total revenues	475,047	454,921	1,922,553	1,775,790
Expenses
Loss and loss adjustment expenses	380,496	264,190	1,253,860	1,055,249
Direct and ceding commission expense	96,612	77,561	359,710	309,826
Other operating expenses	76,070	70,282	316,645	280,447
Acquisition-related transaction costs	4,568	(77)	9,229	360
Interest expense	7,893	9,408	32,630	34,290
Total expenses	565,639	421,364	1,972,074	1,680,172
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	(2,534)	-	(2,534)	-
Income (loss) before income taxes	(93,126)	33,557	(52,055)	95,618
Income tax expense (benefit)	(36,040)	7,623	(26,720)	24,142
Net income (loss)	$(57,086)	$25,934	$(25,335)	$71,476
Less: Net income (loss) attributable to Reciprocal Exchanges	(4,947)	648	2,819	10,995
Net income (loss) attributable to Tower Group, Inc.	$(52,139)	$25,286	$(28,154)	$60,481
Earnings (loss) per share attributable to Tower Group, Inc. stockholders:
Basic	$(1.36)	$0.64	$(0.73)	$1.48
Diluted	$(1.36)	$0.64	$(0.73)	$1.48
Weighted average common shares outstanding:
Basic	38,385	39,733	38,795	40,833
Diluted	38,385	39,806	38,795	40,931
Dividends declared and paid per common share	$0.19	$0.19	$0.75	$0.69

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of non-GAAP financial measures:	2012	2011	2012	2011
Net income (loss) attributable to Tower Group, Inc.	$(52,139)	$25,286	$(28,154)	$60,481
Net realized gains (losses) on investments	11,137	2,735	12,245	6,980
Acquisition-related transaction costs	(4,568)	77	(9,229)	(360)
Income tax	(3,777)	(1,016)	(3,316)	(2,470)
Operating income (loss) attributable to Tower Group, Inc.	$(54,931)	$23,490	$(27,854)	$56,331

Operating EPS and ROE:
Operating earnings (loss) per share—Basic	$(1.43)	$0.59	$(0.72)	$1.38
Operating earnings (loss) per share—Diluted	$(1.43)	$0.59	$(0.72)	$1.38
Operating return on average equity	-21.4%	9.0%	-2.7%	5.4%

Operating return on average equity excluding the impact of catastrophes and reserve development
Operating return on average equity	-21.4%	9.0%	-2.7%	5.4%
Impact of catastrophes and reserve development	31.0%	1.6%	12.8%	5.6%
Operating return on average equity excluding the impact of catastrophes
and reserve development	9.6%	10.6%	10.1%	11.0%

Combined ratio excluding the impact of catastrophes and
reserve development
Combined ratio	131.8%	98.4%	109.2%	100.4%
Impact of catastrophes and reserve development	31.3%	-0.6%	11.8%	3.8%
Combined ratio excluding the impact of catastrophes
and reserve development	100.5%	99.0%	97.4%	96.6%

Book Value Per Share
Tower Group, Inc. Stockholders' equity			$980,836	$1,033,799
Shares outstanding (in thousands)			38,406	39,221
Book Value Per Share			$25.54	$26.36

CONTACT:
Tower Group, Inc.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com